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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF XIONICS DOCUMENT TECHNOLOGIES, INC.

     There follows a list of the subsidiaries of the registrant, all wholly owned:

               NAME OF SUBSIDIARY                       JURISDICTION OF ORGANIZATION
               ------------------                       ----------------------------
        Xionics Holdings Limited                             United Kingdom
        Xionics Document Technologies GmbH                   Germany
        Xionics Kabushiki Kaisha                             Japan
        Xionics International Limited                        United Kingdom